Exhibit 4.2

DESCRIPTION OF the Registrant’s securities
Registered pursuant to Section 12 of the
Securities Exchange Act of 1934

As of February 29, 2024, Green Thumb Industries Inc. (“we,” “us,” “our,” “Company,” “Corporation” or “Green Thumb”) has three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our Subordinate Voting Shares, our Multiple Voting Shares and our Super Voting Shares.

The following is a summary of certain terms of our Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares. This summary does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Articles (the “Articles”), which is included as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.2 is a part, as well as the provisions of applicable law.

Authorized Share Capital

Under our Articles, we are authorized to issue an unlimited number of Subordinate Voting Shares, without nominal or par value, an unlimited number of Multiple Voting Shares, without nominal or par value, and an unlimited number of Super Voting Shares, without nominal or par value.

As of February 19, 2024, our issued and outstanding capital stock consisted of: (i) 211,630,766 Subordinate Voting Shares; (ii) 37,683 Multiple Voting Shares; and (iii) 216,690 Super Voting Shares.

The Multiple Voting Shares are convertible 1-for-100 into Subordinate Voting Shares, under the circumstances and subject to the conditions described herein. The Super Voting Shares are convertible 1-for-1 into Multiple Voting Shares, under the circumstances and subject to the conditions described herein.

The total number of equity shares assuming all are converted into Subordinate Voting Shares would be 237,068,066 Subordinate Voting Shares.

Subordinate Voting Shares

Notice and Voting Rights. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights. As long as any Subordinate Voting Shares remain outstanding, we will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of Green Thumb.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Conversion Rights. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion ratio, currently 1 Multiple Voting Share into 100 Subordinate Voting Shares or 1 Super Voting Share into 1 Multiple Voting Share, as applicable, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, our transfer agent shall deposit the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of Green Thumb or on the part of the holder, into Subordinate Voting Shares at the conversion ratio then in effect.

Dividend Rights. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by our directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Multiple Voting Shares

Notice and Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Class Rights. As long as any Multiple Voting Shares remain outstanding, Green Thumb will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, or bonds, debentures or other securities.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares, subject to adjustments for certain customary corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act), may not exceed 40% of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions and to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels. In addition, the Multiple Voting Shares will be automatically converted into Subordinate Voting Shares in certain circumstances, including upon the registration of the Subordinate Voting Shares under the United States Securities Act of 1933, as amended.

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on our part or on the part of the holder, into Multiple Voting Shares at the inverse of the conversion ratio then in effect.

Dividend Rights. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as our Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Super Voting Shares

Notice and Voting Rights. Holders of Super Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted (currently 1,000 votes per Super Voting Share held).

Class Rights. As long as any Super Voting Shares remain outstanding, Green Thumb will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Additionally, consent of the holders of a majority of the outstanding Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held. The holders of Super Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, bonds, debentures or other securities not convertible into Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Super Voting Shares, be entitled to participate ratably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. Each Super Voting Share has a right to convert into 1 Multiple Voting Share subject to customary adjustments for certain corporate changes.

Conversion at the Option of Green Thumb. We have the right to convert all or some of the Super Voting Shares from a holder of Super Voting Shares into an equal number of Multiple Voting Shares subject to customary adjustments for certain corporate changes:

(a) upon the transfer by the holder thereof to anyone other than (i) an immediate family member of Benjamin Kovler, Peter Kadens, Anthony Georgiadis or Andrew Grossman (who we refer to as the Initial Holders) or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the us (who, together with the Initial Holders, we refer to as the Permitted Holders); or

(b) if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by an Initial Holder of the Super Voting Shares and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by the holder (and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors) as at the date of completion of the business combination whereby we, 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater Uranium Corporation), VCP23, LLC, GTI23, Inc. and GTI Finco Inc. combined our respective businesses, is less than 50%. The Initial Holders of Super Voting Shares will, from time to time upon our request, provide us with evidence as to such Initial Holders’ direct and indirect beneficial ownership (and that of our permitted transferees and permitted successors) of Super Voting Shares to enable us to determine if our right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, unless such company or fund holds such shares for the benefit of such holder, in which case they will be deemed to own 100% of such shares held for their benefit.

We are not required to convert Super Voting Shares on a prorated basis among the holders of Super Voting Shares.

Transfer Restrictions. There are no transfer restrictions in our Articles for the Super Voting Shares, subject to conversion rights at our option (see “Conversion at the Option of Green Thumb” above).

Dividend Rights. The holders of the Super Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Super Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Subordinate Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Transfer Agent

The transfer agent for our Subordinate Voting Shares is Odyssey Trust Company.

Listing

Our Subordinate Voting Shares are listed on OTCQX Best Market under the symbol “GTBIF.” Our Subordinate Voting Shares are also listed on the Canadian Securities Exchange under the symbol “GTII.”